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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 and Forms S-3) of our report dated January 25, 2002, except for note 11, as to which the date is February 19, 2002, with respect to the consolidated financial statements of Amylin Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                      ERNST & YOUNG LLP


San Diego, California
March 21, 2002